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                           [ERNST & YOUNG LETTERHEAD]

                                                                        EX-99.C1


                        Consent of Independent Auditors





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio included in Pre-effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-57681) and related Prospectus of WRL Series Life Corporate Account.


                                   /s/ ERNST & YOUNG LLP
                                       -----------------
                                       Ernst & Young LLP


Des Moines, Iowa
October 28, 1998